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                                                                 EXHIBIT 10(ix)


                               AMENDMENT NO. 1 TO
                   EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

                           Effective November 1, 1999


(g) Executive shall be entitled to retirement benefits under the Corporation's Executive Special Supplemental Benefit program ("SRP") operated in accordance with the Corporation's Supplemental Benefit Plan, whether or not Executive shall have attained age 60 or shall have been credited with five years of service, and the SRP Forfeiture provisions shall not apply. SRP retirement benefits, determined under the SRP and paragraph (c) above, are payable in a lump sum or commencing at age 65, or reduced at or after age 60, in accordance with SRP provisions. This paragraph (g) does not apply to SRP death benefits.